Exhibit 99.1

STARENT NETWORKS, CORP. REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

TEWKSBURY, Mass. — April 29, 2008 — Starent Networks, Corp. (Nasdaq: STAR), a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services, today reported financial results for the first quarter ended March 31, 2008. Net revenues for the first quarter of 2008 were $56.2 million, an increase of 103% from the first quarter of 2007.

Net income for the first quarter of 2008 was $9.7 million, or $0.13 per diluted share, compared to net income for the first quarter of 2007 of $2.3 million prior to income allocated to preferred shareholders, which resulted in earnings applicable to common shareholders of $0.00 per diluted share. First quarter 2008 results included $3.4 million of non-cash stock-based compensation expenses compared to similar expenses of $1.5 million in the first quarter of 2007.

Excluding the impact of stock-based compensation and assuming preferred shares were converted as of the beginning of the applicable period, non-GAAP net income for the first quarter of 2008 was $13.0 million, or $0.18 per diluted share, compared to non-GAAP net income for the first quarter of 2007 of $3.8 million, or $0.07 per diluted share.

Operational Highlights

Highlights for the first quarter of 2008 included several key business initiatives and milestones. In the first quarter, the company:

•                  Introduced its Serving GPRS Support Node (SGSN). The SGSN leverages the intelligence, performance and distributed architecture of the Starent Networks ST40 multimedia core platform to deliver market leading capabilities. The SGSN solution joins our Gateway GPRS Support Node (GGSN) to provide a more comprehensive Universal Mobile Telecommunications System (UMTS) packet core solution.

•                  Announced that Vodafone Germany, a division of Vodafone Group PLC, is deploying Starent’s intelligent multimedia core solutions to deliver services over its broadband network.  This solution includes both the intelligent GGSN and SGSN for their UMTS and High Speed Packet Access (HSPA) network on a 4G - ready platform.

•                  Announced it is leveraging its expertise in mobile multimedia networking to provide Femtocell solutions for mobile network operators worldwide.  Starent Networks’ Femtocell Gateway

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utilizes its high performance, intelligent multimedia core platform that is well suited to the demands of the Femtocell network.  To deliver a comprehensive solution to mobile operators,Starent Networks is partnering with technology companies for the customer premise equipment (CPE) of the Femtocell network.

•                  Further expanded its footprint in the Western European and Asia Pacific regions, with solutions at various stages of deployment in UMTS networks in Ireland, New Zealand and Romania.

Conference Call Information

Date:	April 29, 2008
Time:	5:00 p.m. Eastern time
Toll-free North America:	888-680-0894
International dial-in number:	617-213-4860
Passcode:	74365480
Live webcast:	Available at http://ir.starentnetworks.com

A telephone replay of the call will be available following the conference call through May 6, 2008.  To access the replay, parties in the United States and Canada should call 888-286-8010 and parties outside of the United States and Canada should call 617-801-6888.  The passcode for the replay is 28817111.  An archived version of the webcast will be available until June 30, 2008 on the company’s website at http://ir.starentnetworks.com.

About Starent Networks

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent Networks has created solutions that provide mobile operators with the functions and services needed for access, mobility management and call control in their networks. Through integrated intelligence and high performance capabilities, Starent Networks’ solutions also enhance subscriber management, billing and session policy enforcement. The company’s products are capable of supporting a wide range of mobile wireless networks, such as UMTS, CDMA2000, WiFi and WiMAX. Starent Networks’ products have been deployed by over 65 mobile operators in 25 countries. Additional information about Starent Networks is available at www.starentnetworks.com.

Forward Looking Statements

Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may relate, among other things, to:  our position in the multimedia core network platform market; our expected financial and operating results; the amount and impact of stock-based compensation charges; our definition of “non-GAAP net income” and/or “non-GAAP net income per share”; our ability to build and expand deployments; the benefits of our products and services; and our ability to achieve our goals, plans and objectives.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated.  These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products, including our new ST40 platform; our ability to establish and maintain successful relationships with our distribution partners; our reliance on a limited number of customers for a substantial portion of our

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revenue; our reliance on a single product line focused on a single market; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to penetrate the GSM/UMTS market; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.  More information about these and other risks that may impact our business are set forth in our most recent Annual Report on Form 10-K filed with the SEC.  In addition, the forward-looking statements included in this press release represent Starent Networks’ views as of the date of this press release.  Starent Networks anticipates that subsequent events and developments will cause its views to change.  However, while Starent Networks may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Starent Networks’ views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying table titled “Use of Non-GAAP Financial Information” as well as the related table that follows it.

A copy of this press release can be found on the investor relations page of Starent’s website at http://ir.starentnetworks.com.

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Starent®, ST16®, and ST40™ are trademarks of Starent Networks, Corp.

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Starent Networks, Corp.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2008	2007
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$282,956	$223,987
Short-term investments	2,510	9,612
Accounts receivable	82,263	56,363
Inventories	33,428	29,638
Prepaid expenses and other current assets	5,923	6,656
Total current assets	407,080	326,256

Property and equipment, net	24,741	20,452
Other assets	2,059	1,955
Restricted cash	760	716

Total assets	$434,640	$349,379

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,326	$7,448
Accrued expenses	18,282	21,731
Income taxes payable	940	1,075
Current portion of deferred revenue	128,635	52,733
Total current liabilities	155,183	82,987

Deferred revenue, net of current portion	9,573	10,670
Refundable purchase price of restricted common stock	713	783

Stockholders’ equity:
Common stock	69	68
Additional paid-in capital	353,491	348,917
Accumulated other comprehensive income	5	2
Accumulated deficit	(84,394)	(94,048)
Total stockholders’ equity	269,171	254,939

Total liabilities and stockholders’ equity	$434,640	$349,379

Starent Networks, Corp.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)
Revenues:
Product	$48,887	$24,452
Service	7,340	3,190
Total revenues	56,227	27,642
Cost of revenues:
Product	9,048	4,438
Service	3,910	1,387
Total cost of revenues	12,958	5,825
Gross profit	43,269	21,817

Operating expenses:
Research and development	12,343	10,066
Sales and marketing	18,851	7,069
General and administrative	5,156	2,844
Total operating expenses	36,350	19,979
Income from operations	6,919	1,838

Other income (expense), net	3,185	710
Income before income tax expense	10,104	2,548
Income tax expense	(450)	(243)
Net income	9,654	2,305
Accretion of redeemable convertible preferred stock	—	(1,997)
Income allocated to convertible preferred stock	—	(262)
Net income applicable to common stockholders	$9,654	$46

Net income per share applicable to common stockholders:
Basic	$0.14	$0.01
Diluted	$0.13	$0.00

Weighted-average shares used in computing net income per common share:
Basic	68,769	7,719
Diluted	74,274	13,311

Stock-based compensation included in the lines above:
Cost of revenues	$313	$68
Research and development	1,304	481
Sales and marketing	927	349
General and administrative	826	575
	$3,370	$1,473

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Starent uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and to give effect to the conversion of preferred stock into common stock as the beginning of the applicable accounting period. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Starent’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Starent Networks, Corp.

Reconciliation of GAAP to Non-GAAP Items

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)

Gross profit
Total revenues	$56,227	$27,642
Total cost of revenues	12,958	5,825
Gross profit	$43,269	$21,817

Adjustments to reconcile to Non-GAAP gross profit:
Stock-based compensation	313	68
Non-GAAP gross profit	$43,582	$21,885

Operating expenses:
Research and development	$12,343	$10,066
Sales and marketing	18,851	7,069
General and administrative	5,156	2,844
Total operating expenses	$36,350	$19,979

Adjustments to reconcile to Non-GAAP operating expenses:
Stock-based compensation included in:
Research and development	$1,304	$481
Sales and marketing	927	349
General and administrative	826	575

Non-GAAP operating expenses:
Research and development	$11,039	$9,585
Sales and marketing	17,924	6,720
General and administrative	4,330	2,269
Non-GAAP operating expenses	$33,293	$18,574

Income from operations	$6,919	$1,838

Adjustments to reconcile to Non-GAAP income from operations:
Stock-based compensation	3,370	1,473
Non-GAAP income from operations	$10,289	$3,311

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)

GAAP net income	$9,654	$2,305

Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation	3,370	1,473
Non-GAAP net income (1)	$13,024	$3,778

Non-GAAP net income per common share (1)	$0.18	$0.07

Weighted-average shares used in computing net income per common share:
Diluted	74,274	13,311

Redeemable convertible preferred shares on an “as-converted” basis (2)	—	44,288
Non-GAAP diluted weighted-average shares	74,274	57,599

(1)

Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the fair value provisions of Statement of Financial Accounting Standards No. 123(R). While stock-based compensation is a large component of our expense, we believe investors prefer to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(2)

Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the applicable period. Convertible preferred shares were converted into common shares as of June 6, 2006, the effective date of our initial public offering. We believe investors prefer to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

Source: Starent Networks, Corp.

Contact:
Mark Donohue
Director, Investor Relations and Assistant Treasurer
Starent Networks, Corp.
978-863-3743